ATHENE ANNUITY AND LIFE COMPANY SECRETARY'S CERTIFICATE I, Sara Barnes, hereby certify that I am a duly elected and qualified Assistant Secretary of Athene Annuity and Life Company (the “Corporation”), an Iowa corporation, and that attached hereto is a true and correct copy of resolutions duly authorized and adopted by the Board of Directors of the Corporation on December 20, 2023. I further certify that such resolutions are in full force and effect on the date set forth below. Dated this 3rd day of January, 2025. Sara Barnes Assistant Secretary

ATHENE ANNUITY AND LIFE COMPANY (the “Company”) December 20, 2023 WHEREAS, the Company and its sole shareholder, Athene Annuity & Life Assurance Company (“AADE”), are each indirect wholly owned subsidiaries of Athene Holding Ltd. (“AHL”), which in turn is a wholly owned subsidiary of Apollo Global Management, Inc. (“AGM”); WHEREAS, the Company, AADE, AHL and AGM have determined that in order to simplify and strengthen their business going forward, it is in the best interests of the Company and AADE to enter into a transaction whereby AADE is merged with and into the Company (the “AADE-AAIA Merger”), with the Company surviving; and WHEREAS, after careful consideration, the Board has determined that it is advisable and in the best interest of the Company to consummate the AADE-AAIA Merger pursuant to an agreement and plan of merger (“Merger Agreement”), the form of which is annexed hereto as Exhibit E, subject to all required regulatory approvals, notices and filings. NOW, THEREOFRE, IT IS HEREBY APPROVAL OF MERGER RESOLVED, that the AAIA-AADE Merger and the Merger Agreement be, and hereby is, authorized and approved by the Board in all respects, to be effected following all required pre- merger regulatory approvals, notices and filings; FURTHER RESOLVED, that any director or officer of the Company be, and each of them hereby is, authorized and empowered, for and on behalf of the Company, to take any and all actions, to negotiate and enter into the Merger Agreement, and any changes thereto, and all agreements and amendments to agreements, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such certificates, instruments, agreements or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the purpose and intent of, or consummate the transactions contemplated by, the foregoing resolutions, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements, amendments or documents; and, FURTHER RESOLVED, that all lawful actions heretofore taken by any officer or employee of the Company in connection with any matter referred to in any of the foregoing resolutions or in connection with the transactions contemplated by these resolutions are, and each of them is, hereby approved, ratified and confirmed in all respects as fully as if such actions had been presented to the Board for approval prior to such actions being taken.

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